SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 2, 2005
MRV COMMUNICATIONS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	91311 (ZIP CODE)
ISSUER’S TELEPHONE NUMBER: (818) 773-0900
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)	Resignation of Chief Financial Officer.
On December 2, 2005, Shay Gonen, registrant’s Chief Financial Officer, notified registrant that he was resigning as Chief Financial Officer for personal reasons to pursue other opportunities.
(d)	Appointment of Chief Financial Officer
     (1) Effective December 5, 2005, registrant appointed Kevin Rubin Chief Financial Officer.
     (2) Since joining registrant in April 2002, Kevin Rubin, 31, has served as registrant’s Vice President of Finance and Corporate Compliance Officer. Mr. Rubin’s term as Chief Financial Officer is at the discretion of registrant’s board of directors. Except for arrangements or understandings with Mr. Rubin acting solely in his capacity as an officer of registrant, there is no arrangement or understanding between Mr. Rubin and any other persons pursuant to which he was appointed as an officer of registrant.
     (3) There is no family relationship between Mr. Rubin and any director, executive officer, or person nominated or chosen by registrant’s to become a director or executive officer.
     (4) Since joining MRV in April 2002, Mr. Rubin has been primarily responsible for registrant’s financial reporting and corporate governance, including management of SEC filings and Sarbanes-Oxley compliance and coordination of legal matters. For more than two years prior to joining registrant, Mr. Rubin worked as an Audit Manager for Arthur Andersen LLP, a large public accounting firm, at its offices in Woodland Hills, California, where he provided accounting and auditing services to a broad array of high-tech companies ranging from small private companies to publicly traded companies with market capitalizations in excess of $1 billion.
     (5) Except for transactions with Mr. Rubin acting solely in his capacity as an officer of registrant, there are no transactions between registrant and Mr. Rubin or any member of Mr. Rubin’s immediate family of the type set forth in Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 8, 2005

MRV COMMUNICATIONS, INC.
By:	/s/ NOAM LOTAN
Noam Lotan
President and Chief Executive Officer

3